Exhibit 99.1

Vista Gold Corp. Announces Third Quarter 2024 Financial Results

Denver, Colorado, October 23, 2024 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended September 30, 2024, with cash totaling $19.0 million at quarter-end. All dollar amounts in this press release are in U.S. dollars.

Frederick H. Earnest, President and CEO of Vista, said, “During the third quarter, we continued to successfully execute our corporate strategy and demonstrated significant progress toward achieving our 2024 goals and objectives. We announced positive results from our ongoing drilling program, advanced technical studies to support our evaluation of an alternative scale development option at Mt Todd, continued to prioritize low overall spending, and ended the quarter with $19.0 million of cash.

“We believe fundamentals for gold are strong, and we are positioning Mt Todd as a leading development opportunity in the current environment of a plus $2,600 gold price, diminishing major deposit discoveries, and depleting gold reserves. We will continue to prioritize the efficient use of our cash while we seek opportunities to create long-term value for our shareholders and execute our health, safety, and environmental initiatives.”

The Company is nearing completion of the planned 6,000 – 7,000 meter drilling program. Phase 1 and interim Phase 2 results were announced in August and September, respectively. To date, the drilling program has successfully confirmed the extension of the core zone and the mineralized boundaries in the northern section of the Batman deposit and identified multiple high-grade intercepts in the South Cross Lode zone, a narrower mineralized structure adjacent to the Batman deposit that extends up to 400 meters to the northeast. The drilling program is expected to be completed by year end.

Vista is finalizing trade-off studies and preliminary evaluations for Mt Todd and anticipates moving forward with a feasibility study targeting throughput in the range of 12,000 – 17,000 tonnes per day (“ktpd”) (4 – 6 million tonnes per annum), with 150,000 to 200,000 ounces of annual gold production, an initial capital cost of less than $400 million, and a mineral reserve grade of approximately 1 gram gold per tonne. By using contract mining, third-party power generation, and construction practices commonly used in Australia, Vista believes there is opportunity to maintain high capital efficiency at this project scale. The feasibility study will leverage prior technical studies and the work completed for the 50 ktpd feasibility study, preserve the potential for future expansion, and demonstrate the opportunity for Mt Todd to deliver substantial economic returns in a range of development scenarios. A decision to commence the feasibility study is expected prior to the end of the year.

On October 17, 2024, the Company filed a $50 million Shelf Registration Statement on Form S-3 (“Shelf Registration”) with the U.S. Securities and Exchange Commission. The Shelf Registration will replace the previous $100 million Form S-3 filed on November 19, 2021 that will expire on December 3, 2024. The Company is under no obligation to use the Shelf Registration and has filed the Shelf Registration in the normal course of business, consistent with the Company’s practice of maintaining a current Shelf Registration.

Summary of Financial Results

Vista reported a consolidated net loss of $1.6 million, or $0.01 per basic common share, for the quarter ended September 30, 2024, compared to a consolidated net loss of $1.5 million, or $0.01 per basic common share for the quarter ended September 30, 2023.

Cash and cash equivalents totaled $19.0 million at September 30, 2024, compared to $6.1 million at December 31, 2023. The Company continued to have no debt.

Management Conference Call

Management’s conference call to review financial results for the quarter ended September 30, 2024, and to discuss corporate and project activities is scheduled for October 24, 2024, at 10:00 a.m. MDT (12:00 p.m. EDT).

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 59918

This call will be archived and available at www.vistagold.com after October 24, 2024. An audio replay will also be available through November 7, 2024, by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 59918#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista holds the Mt Todd gold project, a shovel-ready development-stage gold deposit located in the Tier-1 mining jurisdiction of Northern Territory, Australia. Vista is positioning Mt Todd as a leading development opportunity within the gold sector. Mt Todd offers significant scale, development optionality, growth opportunities, advanced local infrastructure, community support, and demonstrated economic feasibility. All major environmental and operating permits necessary to initiate development of Mt Todd are in place.

Vista’s strategy is to advance Mt Todd in ways that efficiently position the project for development while exercising the discipline necessary to best realize value at the right time. Vista believes its strategy of advancing Mt Todd in this manner will deliver a more fully valued project to its shareholders.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

For further information about Vista’s recent drilling program results, see the Company’s news release dated September 24, 2024 available on the Company’s website and at www.sedarplus.ca.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that during the third quarter, we continued to successfully execute our corporate strategy and demonstrated significant progress toward achieving our 2024 goals and objectives; our belief that drill results from our ongoing drill program are positive; our expectation that our technical studies will support our evaluation of an alternative scale development option at Mt Todd; that we will continue to prioritize low overall spending; our belief that fundamentals for gold are strong and that we are positioning Mt Todd as a leading development opportunity in the current environment of a plus $2,600 gold price, diminishing major deposit discoveries, and depleting gold reserves; that we will continue to prioritize the efficient use of our cash, while we seek opportunities to create long-term value for our shareholders and execute our health, safety, and environmental initiatives; our belief that all major environmental and operating permits necessary to initiate development of Mt Todd are in place; our belief that we are nearing completion of the planned 6,000 – 7,000 meter drilling program; our belief that to date, the drilling program has successfully confirmed the extension of the core zone and the mineralized boundaries in the northern section of the Batman deposit and identified multiple high-grade intercepts in the South Cross Lode zone; the expectation that the drilling program will be completed by year end; Vista anticipates moving forward with a feasibility study targeting throughput in the range of 12,000 – 17,000 tpd (4 – 6 million tonnes per annum), with 150,000 to 200,000 ounces of annual gold production, an initial capital cost of less than $400 million, and a mineral reserve grade of approximately 1 gram gold per tonne; our belief that by using contract mining, third-party power generation, and construction practices commonly used in Australia, there is opportunity to maintain high capital efficiency at this project scale; our expectation that the feasibility study will leverage prior technical studies and the work completed for the 50 ktpd feasibility study, preserve the potential for future expansion, and demonstrate the opportunity for Mt Todd to deliver substantial economic returns in a range of development scenarios; our believe that a decision to commence a feasibility study is expected prior to the end of the year; statements related to the Shelf Registration Statement on Form-3, including that the Shelf Registration Statement will replace the previous $100 million S-3 filed on November 19, 2021 that will expire on December 3, 2024; that the Company is under no obligation to use the Shelf Registration and has filed the Shelf Registration in the normal course of business, consistent with the Company’s practice of maintaining a current Shelf Registration; our belief that Mt Todd is a shovel-ready development-stage gold deposit and that the Northern Territory, Australia is a Tier-1 jurisdiction; our belief that Mt Todd offers significant scale, development optionality, growth opportunities, advanced local infrastructure, community support, and demonstrated economic feasibility; statements related to Vista’s strategy, including Vista’s strategy is to advance Mt Todd in ways that efficiently position the project for development while exercising the discipline necessary to best realize value at the right time and Vista’s belief that its strategy of advancing Mt Todd in this matter will deliver a more fully valued project to its shareholders are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; political and social support of the mining industry in Australia; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in March 2024, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information whether as a result of new information, future events or otherwise.